Exhibit 20(a)

                         INTEGON RE (BARBADOS), LIMITED


                                     NOTICE



NOTICE is hereby given that the First Annual Meeting of the Shareholders of Integon Re (Barbados), Limited (the "Company") will be held at the Crystal Cove Hotel, St. James, Barbados, on Monday May 19, 2003 at 3:00 p.m. for the following purposes:


1. To receive and consider the financial statements of the Company for the twelve-month period ended December 31, 2002 together with the independent auditors' report thereon.

2.   To elect the Company's directors.

3. To confirm the appointment of Deloitte & Touche as the Company's independent auditors for the year ending December 31, 2003.

4. To conduct any other business that may properly be transacted at the Annual Meeting.




                        DATED THE 24th DAY OF APRIL, 2003

                              BY ORDER OF THE BOARD



                                MICHAEL R. BOYCE

                                 AS SECRETARY OF
                         INTEGON RE (BARBADOS), LIMITED


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                         INTEGON RE (BARBADOS), LIMITED

                           Annual Meeting May 19, 2003


                                 PROXY STATEMENT

                                 April 24, 2003




     This proxy statement is furnished by the management of Integon Re (Barbados), Limited (the "Company") in connection with the solicitation of proxies for use at the First Annual Meeting of Shareholders of the Company to be held on May 19, 2003 at 3:00 p.m. at the Crystal Cove Hotel, St. James, Barbados. Please complete and return the attached proxy regardless of whether you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

     Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 600 participating shares outstanding, held by 6 persons representing 6 series. All of the common stock is held by Integon Corporation ("Integon"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote.

     This proxy statement is accompanied by notice of the meeting, audited financial statements for the year ended December 31, 2002 and a form of proxy.


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                              ELECTION OF DIRECTORS

     The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one-year terms.

     Scott R. Eidman has been nominated to stand for election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least 10 days prior to the meeting. The nominee receiving the highest number of votes at the meeting will be elected.

     In addition, five directors will be elected by the common shareholder. It is anticipated that Integon will choose to re-elect Bernard J. Buselmeier, Kenneth J. Jakubowski, Mitchell F. White and Peter R. P. Evelyn. Beth Spilman has been nominated to replace Gary Y. Kusumi on the Board of Directors.

     Information regarding the age and current occupation of persons nominated to be elected or re-elected as directors are set forth below.

NAME                            AGE    POSITION WITH THE COMPANY
                                       (AND CURRENT EMPLOYMENT)
Bernard J. Buselmeier........    47    Vice-President and Director (Executive
                                       Vice-President and Chief Financial
                                       Officer, Integon, April 1998;
                                       Vice-President and Treasurer, MIC
                                       1993-1998, Treasurer, MIC 1989-1993).
Kenneth J. Jakubowski........    46    Vice-President and Director
                                       (Vice-President, Integon, May 1997;
                                       Assistant Treasurer, Alexander &
                                       Alexander 1992-1997).
Mitchell F. White............    36    Director (Vice President and Chief
                                       Marketing Officer, Integon, October 1999;
                                       Vice President, Atlanta Casualty Group
                                       1996-1999).
Peter R.P. Evelyn............    61    Director (Attorney, 2002 to present;
                                       Partner, Evelyn, Gittens & Farmer, a
                                       Barbados law firm (1986-2002)).
Beth C. Spilman..............    42    Nominee Director (Chief Agency Marketing
                                       Officer, GMAC Insurance, 2002, Senior
                                       Vice President, Windsor Group, 1998-2002)
Scott R. Eidman..............    42    Nominee Agent Director (President, Eidman
                                       Agency Inc., 1983)


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                        ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ending December 31, 2003. Deloitte & Touche has served as the Company's independent auditors since its inception in 2000. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


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                                    P R O X Y

                         INTEGON RE (BARBADOS), LIMITED

     I/We, __________________________, a shareholder of the above-named company hereby appoint Ronald W. Jones, Vice-President, Finance of the Company or failing him, Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the Annual Meeting of Shareholders to be held on May 19, 2003 (the "Annual Meeting") or at any adjournment thereof and in particular to vote for:

     (i) The election of Mr. Scott R. Eidman to serve as director representing the shareholders.

     (ii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the fiscal year ending December 31, 2003.

     (iii) Consideration of any other matters which may properly be brought before the Annual Meeting or any adjournment thereof.


           Dated this ________ day of __________________, 2003.


------------------------------             ---------------------------
Signature                                  Print Name

        As a Shareholder in Series # __________
        (for identification purposes, please indicate the
         series in which you are a shareholder)
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Please return completed Proxy forms either by facsimile or overnight mail to the
Company's Barbados address as follows:

    Integon Re (Barbados), Limited
     c/o Aon Insurance Managers (Barbados) Ltd.
    One Financial Place, P.O. Box 1304,
    Collymore Rock,
    St. Michael, Barbados, W.I.
    Tel #:  (246) 436-4895            Fax #:  (246) 436-9016

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ANY QUESTIONS RELATIVE TO THE CONTENT OR COMPLETION OF THIS PROXY SHOULD BE
DIRECTED TO MR. RONALD W. JONES, VICE-PRESIDENT, FINANCE, AT THE ABOVE LOCATION
--------------------------------------------------------------------------------


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                                    P R O X Y

                         INTEGON RE (BARBADOS), LIMITED

                               COMMON SHAREHOLDER

     Integon Corporation, a shareholder of the above-named Company hereby waives notice and appoints Kenneth J. Jakubowski Director of the Company, or failing him, Beth C. Spilman, as its proxy to vote for it on its behalf at the Annual Meeting of the Shareholders to be held on May 19, 2003 (the "Annual Meeting") or at any adjournment thereof and in particular to vote for:

(i) The election of the following individuals to serve as directors representing the common shareholder:

                     Bernard J. Buselmeier
                     Kenneth J. Jakubowski
                     Beth C. Spilman
                     Mitchell F. White
                     Peter R. P. Evelyn

(ii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the fiscal year ending December 31, 2003.

(iii) Consideration of any other matters which may properly be brought before the Annual Meeting or any adjournment thereof.



                Dated this _______ day of _______________, 2003.

                               INTEGON CORPORATION

Signature: ____________________        Print Name:  ___________________________

                                       Title:       ___________________________